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EXHIBIT 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors
Senesco Technologies, Inc.

        We hereby consent to the incorporation by reference in this Registration Statement of Senesco Technologies, Inc. on Form S-3 our report dated August 17, 2004, on the consolidated financial statements of Senesco Technologies, Inc. and Subsidiary as of June 30, 2004 and for each of the two years in the period then ended appearing in the Annual Report on Form 10-KSB for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP New York, New York
May 26, 2005

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CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT